                           SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c)
         of the Securities Exchange Act of 1934 (Amendment No.      )


Check the appropriate box:
[ ]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[x]   Definitive Information Statement


                      National Environmental Service Co.
                      ----------------------------------
                 (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):
[x]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
      1)   Title to each class of securities to which transaction applies:

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      2)   Aggregate number of securities to which transaction applies:

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      3)   Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)   Proposed maximum aggregate value of transaction:

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      5)   Total fee paid:

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[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:

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      (2)  Form, Schedule or Registration Statement No.:

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      (3)  Filing Party:

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      (4)  Date Filed:

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

                                                                    [Logo] NESCO



                                December 7, 1999



Dear Shareholders,

     Our board of directors has approved an amendment to our certificate of incorporation to change our name to "NESCO, Inc." In recent years, we have acquired several other companies and have expanded our business internally. Consequently, we believe that we are now much more than an environmental service company. In addition, most of our shareholders, customers, suppliers and employees know us and refer to us as "NESCO." Thus, because of the distinctive nature and goodwill that has become associated with this name, our board of directors feels that it is appropriate to adopt NESCO, Inc. as our official name.

     Shareholders owning a majority of outstanding common stock, acting by written consent, also approved this amendment. Thus, we will not have to hold a meeting of shareholders or solicit proxies for this purpose. We are providing this information statement to our shareholders simply to inform you of the name change.

     You can also get information about National Environmental Service Co. from documents we have filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.



                              Very truly yours,

                              /s/ Eddy L. Patterson

                              Eddy L. Patterson
                              Chairman of the Board and Chief Executive Officer




                     We Are Not Asking You for a Proxy and
                   You are not Requested to Send Us a Proxy

                      National Environmental Service Co.
                           12331 East 60/th/ Street
                             Tulsa, Oklahoma 74146

                             INFORMATION STATEMENT

                              GENERAL INFORMATION

                           YOUR VOTE IS NOT REQUIRED


     We are furnishing this information statement to all of the holders of our common stock, par value $0.01 per share, in connection with the approval and adoption of an amendment to our certificate of incorporation by a written consent of the holders of a majority of our outstanding shares of common stock. This information statement is being mailed on or about December 7, 1999 to all shareholders of record at the close of business on December 7, 1999. As of that date, there were 9,241,652 shares of common stock outstanding, each entitled to one vote on each matter of business put to a shareholder vote.

     On September 3, 1999, our Board of Directors approved an amendment to our certificate of incorporation to change our name to "NESCO, Inc." On November 5, 1999, the written consent approving the amendment was signed by Eddy L. Patterson, Dallin Bagley and E. R. Foraker, who are the beneficial owners of 4,723,346 shares of our common stock which represent approximately 51.11% of all of our outstanding common stock at November 5, 1999. As a result, the amendments to the certificate of incorporation were approved by the majority of the issued and outstanding shares of common stock and no further votes will be needed. The written consent will become effective on or about December 27, 1999, but in no event less than 20 days after we have mailed this information statement to the shareholders of the Company.

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY

     This information statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 13 of the Securities Exchange Act, as amended, to inform holders of our common stock entitled to vote or give an authorization or consent in regard to the action authorized by the written consent, of the action being taken.

NAME CHANGE

     Our Board of Directors approved a proposal to amend our certificate of incorporation to change our corporate name to "NESCO, Inc." In recent years, we have acquired several other companies and we have expanded our business internally. Consequently, we believe that we are now much more than an environmental service company. In addition, most of our shareholders, customers, suppliers and employees know us and refer to us as "NESCO." Thus, because of the distinctive nature and goodwill that has become associated with this name, we believe it appropriate to adopt it as our official name.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of October 31, 1999, the number and percentage of shares of our common stock owned beneficially, by class and on a combined basis, by (i) each current director, (ii) each executive officer, (iii) all executive officers and directors as a group, and (iv) each person who is known by us to own beneficially more than 5% of our common stock. Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers with respect to the shares.

                                                   Number of Shares of
                                                      Common Stock            Percent of
               Name and Address of                    Beneficially              Class
                Beneficial Owner                       Owned (1)                 (1)
                ----------------                       ---------                 ---
Eddy L. Patterson                                      3,032,258                32.8%
12331 E. 60/th/ Street
Tulsa, Oklahoma 74146

Albert A. McCutchan                                      125,041                 1.4%
12331 E. 60/th/ Street
Tulsa, Oklahoma 74146

E. R. Foraker                                            293,588                 3.2%
414 North Scottsdale Road
Suite 100
Scottsdale, Arizona 85251

Dallin Bagley                                          1,397,500                15.1%
2350 Oakhill Drive
Salt Lake City, Utah 84121

James Howell                                              24,574                  *
12331 E. 60/th/ Street
Tulsa, Oklahoma 74146


Larry G. Johnson                                          18,708                  *
12331 E. 60/th/ Street
Tulsa, Oklahoma 74146

Charles Nance                                             23,000                  *
12331 E. 60/th/ Street
Tulsa, Oklahoma 74146

Wesley Hill                                              684,990(2)              7.4%
12331 E. 60/th/ Street
Tulsa, Oklahoma 74146

All Executive Officers and Directors as a group        4,914,669                53.2%
(7 persons)

_____________________________
*  Less than one percent.

(1) Mr. Foraker's beneficial shares of 293,588 shares include 6,806 shares owned by Sandra D. Foraker, his wife, and 5,000 shares owned by his children. Mr. Foraker disclaims beneficial ownership of such shares.

(2) Mr. Hill's beneficial shares of 684,990 include 228,330 shares held in escrow subject to possible forfeiture pursuant to an Escrow Agreement, dated September 10, 1999, entered into with the Company in connection with its acquisition of Summit Environmental Services, Inc.

PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders should be received by us at our principal executive offices, 12331 East 60/th/ Street, Tulsa, Oklahoma 74146, on or before December 20, 1999 to be considered for inclusion in our proxy statement and accompanying proxy for that meeting. In addition, if a shareholder wishes to present a proposal at the 2000 Annual Meeting that will not be included in our proxy statement and fails to notify the Company by March 2, 2000, then the proxies solicited by the Board of Directors for the 2000 Annual Meeting of Shareholders will include discretionary authority to vote on the shareholder's proposal in the event that it is properly brought before the meeting.


                              By Order of the Board of Directors,

                              /s/ Larry G. Johnson

                              Larry G. Johnson, Secretary

Tulsa, Oklahoma
December 7, 1999

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